AMENDMENT NO. 1 DATED AS OF APRIL 7, 2000, TO LOAN AGREEMENT, dated as of September 1998 (the "Loan Agreement"), by and between the persons set forth on Exhibit A hereto (hereinafter referred to collectively as the "Lenders" and individually as a "Lender") and Augment Systems, Inc., a Delaware corporation (the "Company"). (Capitalized terms not otherwise defined herein are used herein as set forth in the Loan Agreement).

         Whereas, the Lenders provided a bridge loan to the Company in the aggregate principal amount of $1,500,000 (the "Loan") on or about September 1998, pursuant to the Loan Agreement;

         Whereas, the Company has ceased its former business and is seeking to be acquired by an internet start-up venture, namely Right2web.com, Inc., a New York corporation ("Right2web"), pursuant to a Stock Purchase Agreement, dated as of March 22, 2000 by and between the Company and Right2web;

         Whereas, as a condition of closing of the Stock Purchase Agreement, Right2web requires the conversion by the Lenders' of their respective portion of the Loan into an aggregate of five percent (5%) of the Common Stock, par value $.01 (the "Common Stock") of the Company after the Right2web transaction is completed;

         NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

             1). CONVERSION OF LOAN. a). For good and valuable consideration, the receipt and sufficiency of which is acknowledged by each Lender, each Lender hereby agrees to convert their respective right, title and interest in and to the Promissory Note, Warrants and Security Agreement into their pro rata portion of five percent (5%) of the Common Stock of the Company, after the consummation of the Stock Purchase Agreement and conversion of the Company's preferred stock by Right2web into ninety seven (97%) of the Common Stock of the Company (thus, current stockholders of the Company would collectively own 3%, the Lenders would collectively own 5% and Right2web would own 92% of the Company's Common Stock. Thus, the Lender agrees to terminate all of his/her/its rights under the Loan Agreement and documents annexed thereto, including the Promissory Note, in the form of Exhibit B, Warrant Agreement, in the form of Exhibit C and the Security Agreement in the form of Exhibit D to the Loan Agreement. Lender expressly waives any events of default under the Loan Agreement and any remedies available thereunder, including but not limited to, the right to interest, penalties, expenses, legal fees, costs, etc. and acknowledges that the receipt of the Common Stock shall be the Company's sole obligation hereunder. The Lenders agree to file any necessary lien termination statements (UCC-3's), if requested by the Company.

         b). The Company shall issue such Shares to the Lenders in proportion to their investment in the original Loan of $1,500,000, i.e., a Lender of $300,000 would equal twenty percent (20%) of the five percent (5%) to be issued.

         c). The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock or out of shares of its treasury stock, solely for the purpose of issue upon exercise of the rights evidenced by this Agreement, a number of shares of Common Stock equal to the number of shares of Common Stock issuable hereunder.

The Company will from time to time, in accordance with the laws of the State of Delaware, take action to increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of this right to convert.

             2). REPRESENTATIONS AND WARRANTIES OF LENDERS. As an inducement to the Company to execute and deliver this Agreement and to deliver the Shares, each Lender represents and warrants to the Company as of the date hereof and as at the Closing Date (except where the context otherwise requires), as follows:

       (a) Such Lender was and is the owner of the Promissory Note, Warrants and Security Interests, free and clear of any liens, claims, changes, options, trust and encumbrances, except as set forth opposite such Lenders name on Exhibit B. The Company will only issue the Common Stock to a Lender upon satisfaction of any such liens, claims, changes, options, trust and encumbrances. The company may request and the Lender shall deliver an opinion of counsel of Lender with respect tot such matters as the Company may reasonably request.

       (b) Such Lender has full right, power and authority to execute and deliver and to perform all of his/her or its obligations under this Agreement, and such execution, delivery, and performance, and the Closing of the transactions contemplated herein, will not breach any agreements to which such Lender is a party.

       (c) The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by such Lender and constitutes a valid and binding obligation of such Lender enforceable against such Lender in accordance with its terms.

       (d) That the Lender is purchasing the Shares for investment only, for its own account, and not with a view towards distribution thereof and (b) that the Lender is aware (i) that the Shares are not registered under the Securities Act of 1933, as amended (the "Act"), (ii) that the Shares may not be sold or otherwise transferred unless they are registered under the Act (unless an exemption from registration is available) and (iii) that one or more legends setting forth the restrictions on the transferability of the Shares will appear on the certificate(s) representing the Lender's Shares.

       (e) That Lender has (i) reviewed the Company's Form 10-KSB for the period ended December 31, 1998 and Forms 10-QSB for the periods June 30, 1999 and September 30, 1999, (ii) has been provided with access to the Company's facilities and any records which he has deemed necessary to fully investigate the Company and its business operations, (iii) has not relied on any business plan or projections or oral representations, and (iv) that Right2web.com is a start-up operation and there is no assurance that the Company will be successful in its marketing efforts.

       (f) That Lender has such knowledge, sophistication and experience in financial and business matters that he/she/it is capable of (i) fully understanding the business and financial condition of the Company and evaluating the merits and risks of an investment in the Shares and (ii) that he/she/it has made an independent investigation of the condition of the Company and its assets, financial and otherwise.

       (g) That Lender is an "accredited investor" as defined in Rule 501 (a) of the Act.

       (h) That Lender has been afforded an opportunity to ask questions and to receive answers from the Company concerning the Company and to obtain any additional information which the Company possesses or could acquire without unreasonable effort or expense.

       (i) The Lender will indemnify and hold the Company (its officers, directors, employees and agents) harmless by reason of the breach of any of the terms and conditions of this Agreement or any misleading or incorrect information contained in any document provided by Lender to the Company.

       (j) Lender is under no restriction or prohibition from entering into this transaction.

       (k) The Lender has such knowledge and business experience and financial matters that he is capable of evaluating the merits and risks of an investment in the shares.

       (l) The Lender is a resident/incorporated/formed in the State/Country of _____________ . The Lender's federal taxpayer identification number or social security number is ____________. Under the penalties of perjury, the Lender certifies that (i) the I or it is not subject to back-up withholding (ii) I or it is not a non-resident alien individual, a foreign partnership, a foreign corporation or a foreign estate or trust, which would be a foreign person within the meaning of Sections 1441, 1446, and 7701 (a) of the Internal Revenue Code of 1986, as amended.

       (m)  Lender  has  not  received  any  general   solicitation  or  general
advertising regarding the purchase of the shares;

        (n) The Lender understands that no securities administrator of any state has made any findings or determinations relating to the fairness for investment of the Shares and that no securities administrator has or will recommend or indorse any offering of the Shares.

        (o) Lender acknowledges that the consideration for the Shares being purchased hereby has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria;

        (p) Lender has adequate means to provide for personal needs, and possesses the ability to bear the economic risk of holding the Shares purchased hereunder indefinitely, and can afford a complete loss of the Purchase Price;

        (k) This Subscription Agreement is subject to the Company's acceptance and may be rejected by the Company at any time prior to the execution of this Subscription Agreement by the Company and deposit of the Purchase Price.

             3. CLOSING. Upon Closing of the Right2web transaction, the Company shall deliver to the Lender a certificate(s) evidencing the Shares purchased by the Lender and one (1) fully executed original of this Agreement (the "Closing"). Each Share will contain the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUBSEQUENTLY
REGISTERED  UNDER SUCH  SECURITIES  LAWS OR AN EXEMPTION  FROM  REGISTRATION  IS
AVAILABLE. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES AND MAY BE LAWFULLY RESOLD ONLY IN COMPLIANCE WITH (i) THE PROVISIONS OF THE ACT PERTAINING TO RESALES OF SECURITIES (I.E., RULE 144) OR PURSUANT TO AN EXEMPTION THEREFROM AND (ii) THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SUBSCRIPTION AGREEMENT EXECUTED IN CONNECTION WITH THE ORIGINAL PURCHASE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY."

             4. ASSIGNMENT. This Agreement and all rights hereunder shall be non-assignable and non-transferable, are intended solely for the benefit of the Lender, and shall in no way inure to the benefit of the Lender's transferees, assignees or transferees, without the Company's prior written consent.

             5. FURTHER ASSURANCES. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

             6. INDEMNIFICATION. Each Lender severally and not jointly acknowledges that he/she/it understands the meaning and legal consequences of the representations, warranties, and covenants in paragraph 2 hereof, and that the Company has relied upon such representations, warranties and covenants, and Lender agrees to indemnify and hold harmless the Company, and its officers, directors, agents, employees and affiliates, from and against any and all damages, loss, liability due to or arising out of a breach of any such representation, warranty or covenant.

             7. TAXES. The Company shall not be required to pay any tax, if any, relating to this transaction.

             8. MISCELLANEOUS. 8.1 Notices hereunder may be given either by hand delivery, by certified mail, return receipt requested, overnight courier service with guaranteed next day delivery, or by facsimile transmission, and shall be effective (a) in the case of hand delivery, upon the date of delivery, (b) in the case of certified mail, three (3) days after deposit in the postal system, first class postage pre-paid, (c) in the case of telex or facsimile notices, when sent and confirmation of receipt has been received by the transmitting party and (d) in the case of delivery by courier service with guaranteed next day delivery, the next day or the day designated for delivery, addressed as follows:

                           (a)  if to the Lenders:

                           As set forth on Exhibit A

                           With a copy to:

                           Adolph Komorsky Hoffman & Associates, Ltd.
                           245 Saw Mill River Road
                           Hawthorne, NY 10532

                           (b)  if to the Company:

                           Augment Systems, Inc.
                           c/o Rosen & Tetelman, LLP
                           501 Fifth Avenue, Suite 1404
                           New York, New York  10017
                           Attention:  Ted D. Rosen, Esq.


Any party may change the person or address to whom or which the notice are to be given hereunder, but any such notice shall be effective only when actually received by the party to whom it is addressed.

             8.2 This Agreement shall be binding on and inure to the benefit of the respective heirs, executors, administrators, legal representatives and successors of the parties hereto.

             8.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

             8.4 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto hereby consent to the exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York with respect to the subject matter of this Agreement and venue for any action arising hereunder shall lie in New York County. The parties hereto hereby waive any and all right to commence any action or proceeding before any other court or judicial body or in any other venue with respect to the subject matter of this Agreement.

             8.5 This Agreement shall not be changed, modified or amended except by a writing signed by the party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

             8.6 Lender has had the opportunity to consult with his or its own lawyers and financial advisors in connection with this Agreement. Ted D. Rosen, Esq. of Rosen & Tetelman, LLP has acted as special counsel to the Company in connection with this Agreement. Lender has carefully read and fully understands all of the provisions of this Agreement.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                     Augment Systems, Inc.

                                                     By: /s/ DUANE MAYO
                                                        ------------------------
                                                        Duane Mayo, Chief
                                                        Financial Officer

Dated as of: April 7, 2000

The foregoing is agreed to:

Lender(s):/s/
Print Name:

INDIVIDUAL SUBSCRIBERS SIGN HERE:

Signature


Print Name of Subscriber


Signature of Joint Subscriber,
if any


Social Security Number

Residence Address (No P.O. Box Numbers)




ENTITY SUBSCRIBERS SIGN HERE:

By:
Signature



Print Name and Title of Subscriber



Taxpayer Identification Number


Mailing Address (No P.O. Box Numbers)






********************************************************************************

Principal Conversion Amount:$

(Check One)

_____         Individual
_____         Tenants-in-Common
_____         Joint tenants with right of  survivorship  (each must sign above)
_____         In Partnership
_____         Corporation
_____         As custodian, trustee or agent for __________

              PLEASE HAVE THIS DOCUMENT NOTARIZED ON THE NEXT PAGE

                                 ACKNOWLEDGEMENT

                                   STATE OF )
                                COUNTY OF ) ss.:

On the day of April in the year 2000, before me came, the undersigned, a notary public in and for said State, personally appeared , personally known to me or proved to me by satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.




                                                   _____________________________
                                                           Notary Public

                                                         `